PROMISSORY NOTE

                                                                January 17, 2001
U.S. $125,000.00                                           San Diego, California

FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 10140 Mesa Rim Road, San Diego, California, 92121 (hereinafter called "Maker"), hereby promises to pay to the order of Larry Hemmerich, an individual resident of the State of California, with a business address at 10140 Mesa Rim Road, San Diego, California 92121 (hereinafter called "Payee"), at the address of Payee's principal place of business stated above, or at such other place as the Payee may designate in writing, the sum of ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100ths U.S. Dollars (U.S. $125,000.00) (the "Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of ten percent (10%) per annum, payable quarterly, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full thirty (30) days after demand, but no earlier than June 30, 2001.

Upon the failure by Maker to pay interest in full on or before the date when due hereunder, the entire unpaid amount of this Note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this Note.

Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to pay in whole or in part the unpaid balance of this Note.

This Note shall be governed by and construed under the laws of the State of California. The exclusive venue for any litigation in connection with or arising out of this Note shall be San Diego County, California, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in San Diego County, California.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

nSTOR TECHNOLOGIES, INC.


By:  /s/ Jack Jaiven
   _____________________________
Name:   Jack Jaiven
Title:  Vice President